 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 1, 2007

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	000-6669	13-1950672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Green Road, Suite E Pompano Beach, FL	33064
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code

(954) 419-9544

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a material definitive agreement.

On Wednesday, May 2, 2007, the Compensation Committee of the Company's Board of Directors determined to grant to Douglas W. Sabra, the Company's Chief Financial Officer, 20,000 shares of restricted common stock, effective as of the grant date of May 4, 2007.

The restricted stock will vest in three equal portions with one third vesting on the grant date and one third on each of the next two anniversary dates of the grant date.  The shares of restricted common stock were granted under the Company' 2007 Equity Incentive Plan approved at the Annual Meeting of Shareholders.

Item 2.02 Results of Operations and Financial Condition.

On Tuesday, May 1, 2007, the Company issued a press release announcing its results of operations for the three and six-month period ended March 31, 2007.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1            Press release issued on May 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forward Industries Inc.,

By:

/s/ Jerome E. Ball
_______________________________________
Name Jerome E. Ball

Title: Chairman and Chief Executive Officer

Dated: May 4, 2007

EXHIBIT INDEX

Exhibit No.            Description

Exhibit 99.1            Press release issued by the Company on May 1, 2007